Exhibit 99.1
HCSG Reports Q3 2023 Results; Raises Cash Flow Expectations

•Revenue of $411.4 million; adjusted revenue(1) of $424.0 million, in line with expectations.
•Net income and diluted EPS of ($5.5) million and ($0.07); adjusted net income(1) and adjusted diluted EPS(1) of $12.5 million and $0.17, a 13.7% and 13.3% increase, respectively, over Q3 2022.
•Adjusted EBITDA(1) of $23.2 million, a 10.2% increase over Q3 2022.
•Cash flow from operations of $2.9 million; adjusted cash flow from operations(1) of $18.0 million, a 208.9% increase over Q3 2022.
•Raises expectations for second half of 2023 cash flow from operations from a range of $20.0 million to $30.0 million, to $35.0 million to $45.0 million.

BENSALEM, PA – (BUSINESS WIRE)-- Healthcare Services Group, Inc. (NASDAQ:HCSG) today reported results for the three months ended September 30, 2023.

Ted Wahl, Chief Executive Officer, stated, “We entered the second half of the year with three clear priorities and made substantial progress on all three during the quarter. The first was continuing to manage adjusted costs of services at 86%, which we did. The second was collecting what we bill, building on the strong momentum that we gained in May and June. In Q3 we delivered our strongest cash collections of the year, collecting over 98% of what we billed, with the modest shortfall primarily related to the timing of new business adds during the quarter. The third priority was executing on our organic growth strategy. Adjusted revenue for the quarter was up sequentially, our sales pipeline is growing, and our recruiting and management development efforts are ramping up as we ready ourselves for growth. We look forward to ending the year on a strong note and expect these positive operating, cash collection, and new business trends to continue into 2024.”

Mr. Wahl continued, “We also had two long-term clients initiate restructurings during the quarter. And while the resulting non-cash charges created some noise in Q3 revenue and earnings, I believe that, longer term, these restructuring actions will result in stronger, healthier clients with significant opportunities for future growth. The other positive takeaway is that with the impact of these two legacy issues behind us and the operating landscape continuing to improve, our visibility to deliver consistent results only increases.”

Mr. Wahl concluded, “As we look toward 2024, industry fundamentals continue to improve, and a stabilizing labor market and select state-based reimbursement increases have contributed to the gradual but steady occupancy recovery. On the regulatory front, there remains uncertainty as to what a final minimum staffing rule may look like. We remain hopeful that CMS will fully consider the impact on operators before finalizing a rule, and if one is ultimately implemented, have confidence in our customers’ ability to manage any such rule.”

Third Quarter Highlights

	GAAP	Adjusted(1)
Revenue	$411.4	$424.0
Costs of services	$377.6	$366.2
Selling, general and administrative	$39.0	$40.3
Diluted (loss) earnings per share	$(0.07)	$0.17
Cash flows provided by operations	$2.9	$18.0

•Revenue was $411.4 million; adjusted revenue was $424.0 million, in line with the Company’s expectations of $420.0 million to $430.0 million. The Company estimates Q4 revenue in the range of $420.0 million to $430.0 million.

Exhibit 99.1
•Housekeeping & laundry and dining & nutrition segment revenues were $190.9 million and $220.5 million, respectively; adjusted housekeeping & laundry and dining & nutrition segment revenues were $194.6 million and $229.4 million, respectively.
◦Housekeeping & laundry and dining & nutrition segment margins were 5.4% and 0.9%, respectively; adjusted housekeeping & laundry and dining & nutrition segment margins were 7.2% and 4.7%, respectively.
•Costs of services was $377.6 million; adjusted costs of services was $366.2 million, or 86.4%, in line with the Company’s target of 86%. The Company’s goal is to continue to manage adjusted costs of services in the 86% range.
•SG&A was $39.0 million; adjusted SG&A was $40.3 million or 9.5%, within the Company’s targeted range of 8.5% to 9.5%. The Company expects to continue to manage adjusted SG&A within its targeted range.
•Diluted EPS was ($0.07) per share; adjusted diluted EPS was $0.17 per share, an increase of 13.3% over Q3 2022.

Balance Sheet and Liquidity

The Company’s primary sources of liquidity are cash and cash equivalents, its revolving credit facility, and cash flow from operating activities. As of the end of the third quarter, the Company had a current ratio of 2.8 to 1, cash and marketable securities of $121.3 million, and a $500.0 million credit facility, which expires in November 2027. Additionally, Q3 cash flow and adjusted cash flow from operations were $2.9 million and $18.0 million, respectively. The Company raised its expectations for the second half of 2023 cash flow from operations from a range of $20.0 to $30.0 million, to $35.0 to $45.0 million.
The Company has repurchased over 0.5 million shares, or $6.2 million, of its common stock during 2023, including over 0.3 million shares or $4.0 million of its common stock during the third quarter. The Company has 7.0 million shares remaining under its outstanding share repurchase authorization.

Conference Call and Upcoming Events

The Company will host a conference call on Wednesday, October 25, 2023, at 8:30 a.m. Eastern Time to discuss its results for the three months ended September 30, 2023. The call may be accessed via phone at 1 (888) 330-3451, Conference ID: 4431380. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

(1) Adjusted results are non-GAAP financial measures and exclude the impact of certain items. See the tables within "Reconciliations of Non-GAAP Financial Measures" for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry and primarily providers of long-term care; the impact of and future effects of the COVID-19 pandemic or other potential pandemics; having a significant portion of our consolidated revenues contributed by one customer during the nine months ended September 30, 2023; credit and collection risks associated with the healthcare industry; the impact of bank failures; our claims experience related to workers’ compensation and general liability insurance (including any litigation claims, enforcement actions, regulatory actions and investigations arising from personal injury and loss of life related to COVID-19); the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2022 under “Government Regulation of Customers,” “Service Agreements and Collections,” and “Competition” and under Item 1A. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from customers and/or customers in bankruptcy, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs and COVID-19) cannot be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement HCSG’s consolidated financial information, which are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company believes that certain non-GAAP financial measures are useful in evaluating operating performance and comparing such performance to other companies.

The Company is presenting adjusted revenues, adjusted segment revenues, adjusted segment margins, adjusted costs of services provided, adjusted selling, general and administrative expense, adjusted net income, adjusted diluted earnings per share, adjusted cash flows provided by (used in) operations, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and EBITDA excluding items impacting comparability ("Adjusted EBITDA"). We cannot provide a reconciliation of forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

Company Contacts:

Theodore Wahl	Matthew J. McKee
President and Chief Executive Officer	Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue	$411,388	$414,488	$1,247,549	$1,266,156
Operating costs and expenses:
Costs of services	377,554	376,894	1,106,260	1,129,526
Selling, general and administrative	39,047	35,803	120,523	100,820
(Loss) income from operations	(5,213)	1,791	20,766	35,810
Other (expense) income, net	(1,738)	(798)	1,249	(10,786)
(Loss) income before income taxes	(6,951)	993	22,015	25,024

Income tax (benefit) provision	(1,457)	671	6,227	6,553
Net (loss) income	$(5,494)	$322	$15,788	$18,471

Basic (loss) earnings per common share	$(0.07)	$0.00	$0.21	$0.25

Diluted (loss) earnings per common share	$(0.07)	$0.00	$0.21	$0.25

Basic weighted average number of common shares outstanding	74,364	74,340	74,446	74,334

Diluted weighted average number of common shares outstanding	74,364	74,348	74,446	74,346

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	September 30, 2023	December 31, 2022
Cash and cash equivalents	$31,313	$26,279
Marketable securities, at fair value	90,004	95,200
Accounts and notes receivable, net	367,807	336,777
Other current assets	44,239	50,376
Total current assets	533,363	508,632

Property and equipment, net	29,145	22,975
Notes receivable — long-term, net	28,770	32,609
Goodwill	75,529	75,529
Other intangible assets, net	12,799	15,946
Deferred compensation funding	36,408	33,493
Other assets	34,702	29,150
Total assets	$750,716	$718,334

Accrued insurance claims — current	$25,160	$23,166
Other current liabilities	162,614	155,453
Total current liabilities	187,774	178,619

Accrued insurance claims — long-term	69,755	65,541
Deferred compensation liability — long-term	36,686	33,764
Lease liability — long-term	11,645	8,097
Other long term liabilities	3,123	6,141
Stockholders' equity	441,733	426,172
Total liabilities and stockholders' equity	$750,716	$718,334

HEALTHCARE SERVICES GROUP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of GAAP revenue to adjusted revenue (in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP revenue	$411,388	$414,488	$1,247,549	$1,266,156
Client restructurings(1)	12,629	10,000	12,629	10,000
Adjusted revenue	$424,017	$424,488	$1,260,178	$1,276,156

Reconciliation of GAAP costs of services to adjusted costs of services (in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP costs of services	$377,554	$376,894	$1,106,260	$1,129,526
Client restructurings(1)	9,093	—	9,093	—
Bad debt expense adjustments(2)	2,308	4,586	14,722	18,092
Adjusted costs of services	$366,153	$372,308	$1,082,445	$1,111,434
Adjusted costs of services as a percentage of Adjusted revenues	86.4%	87.7%	85.9%	87.1%

Reconciliation of GAAP selling, general and administrative ("SG&A") to adjusted SG&A (in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP SG&A	$39,047	$35,803	$120,523	$100,820
(Gain)/loss on deferred compensation in SG&A(3)	(1,242)	(1,160)	2,629	(11,324)
Adjusted SG&A	$40,289	$36,963	$117,894	$112,144
Adjusted SG&A as a percentage of adjusted revenues	9.5%	8.7%	9.4%	8.8%

Reconciliation of GAAP net (loss) income to adjusted net income (in thousands) and (loss) earnings per share to adjusted diluted earnings per share	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP net (loss) income	$(5,494)	$322	$15,788	$18,471
(Gain)/loss on deferred compensation, net	(15)	(335)	67	121
Bad debt expense adjustments(2)	2,308	4,586	14,722	18,092
Client restructurings(1)	21,722	10,000	21,722	10,000
Tax effect of adjustments(4)	(6,004)	(3,563)	(9,128)	(7,053)
Adjusted net income	$12,517	$11,010	$43,171	$39,631
Adjusted net income as a percentage of adjusted revenues	3.0%	2.6%	3.4%	3.1%
GAAP diluted earnings per share	$(0.07)	$0.00	$0.21	$0.25
Adjusted diluted earnings per share	$0.17	$0.15	$0.58	$0.53
Weighted-average shares outstanding - diluted	74,364	74,348	74,446	74,346

Reconciliation of GAAP net (loss) income to EBITDA and adjusted EBITDA (in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP net (loss) income	$(5,494)	$322	$15,788	$18,471
Income tax (benefit) provision	(1,457)	671	6,227	6,553
Interest, net	529	(353)	1,119	(1,386)
Depreciation and amortization(5)	3,250	3,795	10,565	11,560
EBITDA	$(3,172)	$4,435	$33,699	$35,198
Share-based compensation	2,384	2,388	6,793	7,156
Gain/loss on deferred compensation, net	(15)	(335)	67	121
Bad debt expense adjustments(2)	2,308	4,586	14,722	18,092
Client restructurings(1)	21,722	10,000	21,722	10,000
Adjusted EBITDA	$23,227	$21,074	$77,003	$70,567
Adjusted EBITDA as a percentage of adjusted revenue	5.5%	5.0%	6.1%	5.5%

Reconciliation of GAAP cash flows provided by (used in) operations to adjusted cash flows provided by (used in) operations (in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP cash flows provided by (used in) operations	$2,939	$(9,896)	$(5,947)	$(31,060)
Accrued payroll(6)	15,039	15,717	17,377	21,240
Adjusted cash flows provided by (used in) operations	$17,978	$5,821	$11,430	$(9,820)

Reconciliation of GAAP segment margins to adjusted segment revenue and segment margins (in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP revenue - housekeeping	$190,920	$196,941	$575,256	$597,710
Client restructurings(1) - housekeeping	3,716	2,289	3,716	2,289
Adjusted revenue - housekeeping	$194,636	$199,230	$578,972	$599,999

GAAP revenue - dietary	$220,468	$217,547	$672,293	$668,446
Client restructurings(1) - dietary	8,913	7,711	8,913	7,711
Adjusted revenue - dietary	$229,381	$225,258	$681,206	$676,157

Segment margins:
GAAP housekeeping	5.4%	8.9%	8.2%	9.3%
GAAP dietary	0.9%	(0.2)%	4.3%	2.9%
Adjusted housekeeping	7.2%	10.0%	8.8%	9.7%
Adjusted dietary	4.7%	3.3%	5.6%	4.0%
(1) Client restructurings include changes to contracts with existing customers for which the Company has either recorded a reduction to revenue or an increase to bad debt expense due to clients entering bankruptcy, receivership, or out-of-court workouts.
(2) The bad debt expense adjustment reflects the difference between GAAP bad debt expense (CECL) and historical write-offs as a percentage of adjusted revenues, both of which are based on the same seven year look-back period.
(3) Represents the changes in fair market value on deferred compensation investments. The impact of offsetting investment portfolio gains are included in the “Other (expense) income, net” caption on the Consolidated Statements on Income (Loss).
(4) The tax impact of adjustments is calculated using a 25% effective tax rate.
(5) Includes right-of-use asset depreciation of $1.8 million and $4.6 million for the three and nine months ended September 30, 2023, respectively, and $1.5 million and $4.6 million for the three and nine months ended September 30, 2022, respectively.
(6) The accrued payroll adjustment reflects changes in accrued payroll for the three and nine months ended September 30, 2023 and 2022. The Company processes payroll on set weekly and bi-weekly schedules, and the timing of payments may result in operating cash flow increases or decreases which are not indicative of the Company’s quarterly cash flow performance.